Exhibit 10.2

GUARANTY

THIS GUARANTY (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of December 1, 2016 by each of the undersigned (the “Initial Subsidiary Guarantors”) and those additional Subsidiaries of the Borrower (as defined below) which become parties to this Guaranty by executing a supplement hereto (a “Guaranty Supplement”) in the form attached as Annex I (such additional Subsidiaries, together with the Initial Subsidiary Guarantors, the “Subsidiary Guarantors”) in favor of the Administrative Agent (as defined below), for the benefit of the Secured Parties under the Credit Agreement described below. Unless otherwise defined herein, capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, Tessera Holding Corporation, a Delaware corporation (the “Borrower”), the lenders party thereto (collectively, the “Lenders”), and Royal Bank of Canada, as administrative agent for the Lenders (the “Administrative Agent”) and collateral agent have entered into that certain Credit Agreement, dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to or for the benefit of the Borrower;

WHEREAS, it is a condition precedent to the extensions of credit and other financial accommodations by the Lenders under the Credit Agreement that each of the Subsidiary Guarantors, execute and deliver this Guaranty, whereby each of the Subsidiary Guarantors, without limitation and with full recourse, shall guarantee the payment when due of all Secured Obligations, including, without limitation, all principal, interest and other amounts that shall be at any time payable by the Borrower under the Credit Agreement or the other Loan Documents; and

WHEREAS, in consideration of the direct and indirect financial and other support and benefits that the Borrower has provided, and such direct and indirect financial and other support and benefits as the Borrower may in the future provide, to the Subsidiary Guarantors, and in consideration of the increased ability of each Subsidiary Guarantor that is a Subsidiary of the Borrower to receive funds through contributions to capital, and for each Subsidiary Guarantor to receive funds through intercompany advances or otherwise, from funds provided to the Borrower pursuant to the Credit Agreement and the flexibility provided by the Credit Agreement for each Subsidiary Guarantor to do so which significantly facilitates the business operations of the Borrower and each Subsidiary Guarantor and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, to make the Loans and the other financial accommodations to the Borrower described in the Credit Agreement, each of the Subsidiary Guarantors is willing to guarantee the Secured Obligations under the Credit Agreement and the other Loan Documents;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Representations, Warranties and Covenants. Each of the Subsidiary Guarantors represents and warrants to each Lender and the Administrative Agent as of the date of this Guaranty, giving effect to the consummation of the transactions contemplated by the Loan Documents on the Effective Date, and thereafter on each date as required by Section 4.02 of the Credit Agreement that:

(a) It (i) is duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its organization or incorporation, and (ii) has the requisite power and authority to conduct its business as it is presently being conducted, except in the case of clause (i) (other than with respect to any Loan Party), where the failure to make such representation, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b) The execution and delivery by it of this Guaranty and performance by such Subsidiary Guarantor of its obligations under this Guaranty is within such Subsidiary Guarantor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. This Guaranty has been duly executed and delivered by such Subsidiary Guarantor and constitutes a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor, in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing.

(c) The execution, delivery and performance by it of this Guaranty (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as have been obtained or made and are in full force and effect, (B) filings necessary to perfect Liens created under the Loan Documents and (C) those the failure to obtain or make which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (ii) will not violate (1) any applicable law or regulation or (2) any applicable Order of any Governmental Authority, except to the extent such violation would not reasonably be expected to result in a Material Adverse Effect, (ii) will not violate the charter, by-laws or other organizational documents of such Subsidiary Guarantor, (iv) will not violate or result in a default under any indenture, material agreement or other material instrument evidencing Material Indebtedness binding upon such Subsidiary Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by such Subsidiary Guarantor (other than pursuant to a Loan Document) except to the extent such violation, default or right, as the case may be, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (v) will not result in the creation or imposition of any Lien on any such Subsidiary Guarantor, except Liens created under the Loan Documents.

(d) It has no Indebtedness other than Indebtedness permitted under Section 6.01 of the Credit Agreement.

In addition to the foregoing, each of the Subsidiary Guarantors covenants that, until the payment in full (other than contingent obligations (such as indemnities and increased costs) for which no claim has been asserted) of the Guaranteed Obligations and the termination of this Guaranty (the “Termination Date”), it will comply with those covenants and agreements applicable to such Subsidiary Guarantor set forth in the Credit Agreement.

SECTION 2. The Guaranty.

Each of the Subsidiary Guarantors hereby guarantees, jointly and severally with the other Subsidiary Guarantors, the due and punctual payment when due of the Secured Obligations, including all interest and other monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding (the “Guaranteed Obligations”; provided that, for the avoidance of doubt, the Guaranteed Obligations of any Subsidiary Guarantor shall exclude any Excluded Swap Obligations with respect to such Subsidiary

Guarantor). Upon the failure by the Borrower or any other Subsidiary Guarantor, as applicable, to pay any such amount or perform such obligation, subject to any applicable grace or notice and cure period, each of the Subsidiary Guarantors agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in the Credit Agreement or the relevant other Loan Document, as the case may be. Subject to Section 9.15 of the Credit Agreement, each of the Subsidiary Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

SECTION 3. Guaranty Unconditional. Subject to Section 9.15 of the Credit Agreement, the obligations of each of the Subsidiary Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

(b) any modification or amendment of or supplement to the Credit Agreement, any Secured Cash Management Agreement, any Secured Hedge Agreement or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;

(c) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

(d) any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;

(e) the existence of any claim, setoff or other rights which the Subsidiary Guarantors may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Secured Party or any other Person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Secured Cash Management Agreement, any Secured Hedge Agreement or any provision of applicable law, decree, order or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligation or otherwise affecting any term any of the Guaranteed Obligations;

(g) the failure of the Administrative Agent or the Collateral Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

(h) the election by, or on behalf of, any one or more of the Secured Parties, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (or any successor statute, the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(i) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

(j) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Secured Parties or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;

(k) the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

(l) any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Secured Party or any other Person or any other circumstance whatsoever (other than payment in full of the Secured Obligations) which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of any Subsidiary Guarantor’s obligations hereunder or otherwise reduce, release, prejudice or extinguish its liability under this Guaranty.

SECTION 4. Continuing Guarantee; Discharge; Reinstatement In Certain Circumstances.

(a) Subject to Section 9.15 of the Credit Agreement, each of the Subsidiary Guarantors’ obligations hereunder shall constitute a continuing and irrevocable guarantee of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until the occurrence of the Termination Date, at which time, subject to all the foregoing conditions, the guarantees made hereunder shall be terminated. If at any time any payment of the principal of or interest on any Loan, Secured Obligation or any other amount payable by the Borrower or any Loan Party under the Credit Agreement, any Secured Cash Management Agreement, any Secured Hedge Agreement or any other Loan Document (including a payment effected through exercise of a right of setoff) is rescinded, or is or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement related thereto entered into by a Secured Party in its discretion, each of the Subsidiary Guarantors’ obligations hereunder with respect to such payment shall be reinstated to the extent of such rescission, restoration or return. The parties hereto acknowledge and agree that each of the Guaranteed Obligations shall be due and payable in dollars.

(b) Notwithstanding anything to the contrary contained herein, the parties hereto hereby acknowledge and agree that, on the Termination Date, any benefits obtained by any counterparty to any other Loan Document shall terminate.

SECTION 5. General Waivers; Additional Waivers.

(a) General Waivers. Each of the Subsidiary Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein or under the other Loan Documents, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

(b) Additional Waivers. Notwithstanding anything herein to the contrary, each of the Subsidiary Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives, to the fullest extent permitted by law:

(i) any right it may have to revoke this Guaranty as to future Indebtedness or notice of acceptance hereof;

(ii) (1) notice of acceptance hereof; (2) notice of any Loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to each Subsidiary Guarantor’s right to make inquiry of the Administrative Agent and the Secured Parties to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase such Subsidiary Guarantor’s risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (6) notice of any Default or Event of Default; and (7) all other notices (except if such notice is specifically required to be given to such Subsidiary Guarantor hereunder or under the Loan Documents) and demands to which each Subsidiary Guarantor might otherwise be entitled;

(iii) its right, if any, to require the Collateral Agent, the Administrative Agent and the other Secured Parties to institute suit against, or to exhaust any rights and remedies which the Collateral Agent, the Administrative Agent and the other Secured Parties has or may have against, the other Subsidiary Guarantors or any third party, or against any Collateral provided by the other Subsidiary Guarantors, or any third party; and each Subsidiary Guarantor further waives any defense arising by reason of any disability or other defense (other than a defense of payment or performance or the defense that the Termination Date has occurred) of the other Subsidiary Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Subsidiary Guarantors in respect thereof;

(iv) (a) any rights to assert against the Administrative Agent and the other Secured Parties any defense (legal or equitable), set-off, counterclaim, or claim which such Subsidiary Guarantor may now or at any time hereafter have against the other Subsidiary Guarantors or any other party liable to the Administrative Agent and the other Secured Parties (other than a defense of payment or performance or the defense that the Termination Date has occurred); (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense (other than a defense of payment or performance or the defense that the Termination Date has occurred) such Subsidiary Guarantor has to performance hereunder, and any right such Subsidiary Guarantor has to be exonerated, arising by reason of: the impairment or suspension of the Administrative Agent’s and the other Secured Parties’ rights or remedies against the other Subsidiary Guarantors; the alteration by the Administrative Agent and the other Secured Parties of the Guaranteed Obligations; any discharge of the other Subsidiary Guarantors’ obligations to the Administrative Agent and the other Secured Parties by operation of law as a result of the Administrative Agent’s and the other Secured Parties’ intervention or omission; or the acceptance by the Administrative Agent and the other Secured Parties of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Subsidiary Guarantor’s liability hereunder; and

(v) any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Administrative Agent and the other Secured Parties; or (b) any election by the Administrative Agent and the other Secured Parties under the Bankruptcy Code, to limit the amount of, or any collateral securing, its claim against the Subsidiary Guarantors.

SECTION 6. Subordination of Subrogation Subordination of Intercompany Indebtedness.

(a) Until the Termination Date, the Subsidiary Guarantors (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waive any right to enforce any remedy which any of the Secured Parties or the Administrative Agent now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and until such time the Subsidiary Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Secured Parties, the Collateral Agent and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrower to the Secured Parties or the Administrative Agent. Should any Subsidiary Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Subsidiary Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Subsidiary Guarantor may have to the payment in full in cash of the Guaranteed Obligations until the Termination Date and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Termination Date. Each Subsidiary Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Secured Parties and shall not limit or otherwise affect such Subsidiary Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Secured Parties and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 6(a).

(b) Subordination of Intercompany Indebtedness. Each Subsidiary Guarantor agrees that any and all claims of such Subsidiary Guarantor against the Borrower or any other Subsidiary Guarantor hereunder (each, an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations until the Termination Date; provided that, as long as no Event of Default has occurred and is continuing, such Subsidiary Guarantor may receive payments of principal and interest from any Obligor with respect to Intercompany Indebtedness to the extent not prohibited by the other terms of the Loan Documents. Notwithstanding any right of any Subsidiary Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Subsidiary Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Secured Parties, the Administrative Agent and the Collateral Agent in those assets. No Subsidiary Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until the Termination Date. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Indebtedness of any Obligor to any Subsidiary Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until the Termination Date. Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Subsidiary Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations and the termination of all financing arrangements pursuant to any Loan Document among the Borrower and the Secured Parties, such Subsidiary Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Secured Parties and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of the Subsidiary Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Subsidiary Guarantor as the property of the Secured Parties. If any such Subsidiary Guarantor fails to make any such endorsement or assignment to the Administrative Agent or the Collateral Agent, the Administrative Agent or the Collateral Agent or any of their officers or employees is irrevocably authorized to make the same.

SECTION 7. Contribution with Respect to Guaranteed Obligations.

(a) To the extent that any Subsidiary Guarantor shall make a payment under this Guaranty (a “Subsidiary Guarantor Payment”) which, taking into account all other Subsidiary Guarantor Payments then previously or concurrently made by any other Subsidiary Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Subsidiary Guarantor if each Subsidiary Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Subsidiary Guarantor Payment in the same proportion as such Subsidiary Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Subsidiary Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Subsidiary Guarantors as determined immediately prior to the making of such Subsidiary Guarantor Payment, then, following the Termination Date, such Subsidiary Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Subsidiary Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Subsidiary Guarantor Payment. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Subsidiary Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Subsidiary Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Subsidiary Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

(b) As of any date of determination, the “Allocable Amount” of any Subsidiary Guarantor shall be equal to the excess of the fair saleable value of the property of such Subsidiary Guarantor over the total liabilities of such Subsidiary Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Subsidiary Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by such other Subsidiary Guarantors as of such date in a manner to maximize the amount of such contributions.

(c) This Section 7 is intended only to define the relative rights of the Subsidiary Guarantors, and nothing set forth in this Section 7 is intended to or shall impair the obligations of the Subsidiary Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Subsidiary Guarantor or Subsidiary Guarantors to which such contribution and indemnification is owing.

(e) The rights of the indemnifying Subsidiary Guarantors against other Subsidiary Guarantors under this Section 7 shall be exercisable upon the occurrence of the Termination Date.

SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, any Secured Cash Management Agreements, any Secured Hedge Agreements or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Secured Cash Management Agreements, any Secured Hedge Agreements or any other Loan Document shall nonetheless be payable by each of the Subsidiary Guarantors hereunder forthwith on demand by the Administrative Agent.

SECTION 9. Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Section 9.01 of the Credit Agreement with respect to the Administrative Agent at its notice address therein and, with respect to any Subsidiary Guarantor, in the care of the Borrower at the address of the Borrower set forth in the Credit Agreement, or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of Section 9.01 of the Credit Agreement.

SECTION 10. No Waivers. No failure or delay by the Administrative Agent or any Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Secured Cash Management Agreement, any Secured Hedge Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 11. Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the Secured Parties and their respective successors and permitted assigns; provided, that no Subsidiary Guarantor shall have any right to assign its rights or obligations hereunder except to the extent permitted by the Credit Agreement, and any such assignment in violation of this Section 11 shall be null and void; and in the event of an assignment of any Guaranteed Obligations in accordance with the terms of the applicable Loan Document, the rights hereunder, to the extent applicable to the Indebtedness so assigned, may be transferred with such Indebtedness. This Guaranty shall be binding upon each of the Subsidiary Guarantors and their respective successors and assigns.

SECTION 12. Changes in Writing. Other than in connection with the addition of additional Subsidiaries, which become parties hereto by executing a Guaranty Supplement, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Subsidiary Guarantors and the Administrative Agent.

SECTION 13. Governing Law; Jurisdiction.

(a) THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b) Each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each Subsidiary Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Subsidiary Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against any Subsidiary Guarantor or its properties in the courts of any jurisdiction.

(c) Each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (b) of this Section 13. Each Subsidiary Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 9 of this Guaranty, and each of the Subsidiary Guarantors hereby appoints the Borrower as its agent for service of process. Nothing in this Guaranty or any other Loan Document will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

SECTION 14. WAIVER OF JURY TRIAL. EACH SUBSIDIARY GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH SUBSIDIARY GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER SUBSIDIARY GUARANTOR HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER SUBSIDIARY GUARANTOR WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER GUARANTORS HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

SECTION 15. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

SECTION 16. Taxes, Expenses of Enforcement, Etc.

(a) Taxes. Each Subsidiary Guarantor agrees to comply with Section 2.14 of the Credit Agreement as if it were a party thereto.

(b) Expenses of Enforcement, Etc. The Subsidiary Guarantors agree that the Secured Parties shall be entitled to reimbursement of their expenses incurred hereunder as and to the extent provided in Section 9.03 of the Credit Agreement.

SECTION 17. Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party, the Administrative Agent and the Collateral Agent may, regardless of the acceptance of any security or collateral for the payment hereof, set off and apply toward the payment of all or any part of the Guaranteed Obligations any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated at any time held) and other obligations at any time owing by such Secured Party or the Administrative Agent or any of their Affiliates to or for the credit or the account of any Subsidiary Guarantor against any of and all the Guaranteed Obligations, irrespective of whether or not such Secured Party or the Administrative Agent shall have made any demand under this Guaranty and although such obligations may be unmatured; provided that such Secured Party shall notify the applicable Subsidiary Guarantor and the Administrative Agent promptly after any such setoff and application; however, the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party or the Administrative Agent under this Section 17 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party or the Administrative Agent may have.

SECTION 18. Financial Information. Each Subsidiary Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, the other Subsidiary Guarantors and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Subsidiary Guarantor hereby agrees that none of the Secured Parties or the Administrative Agent shall have any duty to advise such Subsidiary Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Secured Party or the Administrative Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Subsidiary Guarantor, such Secured Party or the Administrative Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Secured Party or the Administrative Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Subsidiary Guarantor.

SECTION 19. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 20. Merger. This Guaranty represents the final agreement of each of the Subsidiary Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between each such Subsidiary Guarantor and any Secured Party or the Administrative Agent.

SECTION 21. Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

SECTION 22. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Specified Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 22 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 22 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 22 shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Guaranteed Obligations in accordance with the terms hereof and the other Loan Documents. Each Qualified ECP Guarantor intends that this Section 22 constitute, and this Section 22 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. As used herein, “Qualified ECP Guarantor” means, in respect of any Specified Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Specified Swap Obligation or such other Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 23. Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Guaranty. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Guaranty and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[SIGNATURE PAGES TO FOLLOW]

Exhibit 10.2

IN WITNESS WHEREOF, each Initial Subsidiary Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

TESSERA TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Paul Davis
	Name:	Paul Davis
	Title:	SVP and General Counsel

TESSERA ADVANCED TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Paul Davis
	Name:	Paul Davis
	Title:	SVP and General Counsel

TESSERA GLOBAL SERVICES, INC., a Delaware corporation

By:	/s/ Paul Davis
	Name:	Paul Davis
	Title:	SVP and General Counsel

TESSERA INTELLECTUAL PROPERTY CORP., a Delaware corporation

By:	/s/ Paul Davis
	Name:	Paul Davis
	Title:	SVP and General Counsel

TESSERA, INC., a Delaware corporation

By:	/s/ Paul Davis
	Name:	Paul E. Davis
	Title:	Senior Vice President, General Counsel and Secretary

DIGITALOPTICS CORPORATION, a Delaware corporation

By:	/s/ Paul Davis
	Name:	Paul Davis
	Title:	SVP and General Counsel

ZIPTRONIX, INC., a Delaware corporation

By:	/s/ Paul Davis
	Name:	Paul Davis
	Title:	SVP and General Counsel

INVENSAS CORPORATION, a Delaware corporation

By:	/s/ John Allen
	Name:	John K. Allen
	Title:	Senior Vice President and Corporate Controller

DIGITALOPTICS CORPORATION MEMS, a Delaware corporation

By:	/s/ Paul Davis
	Name:	Paul Davis
	Title:	SVP and General Counsel

DTS, INC., a Delaware corporation

By:	/s/ Paul Davis
	Name:	Paul Davis
	Title:	SVP and General Counsel

IBIQUITY DIGITAL CORPORATION, a Delaware corporation

By:	/s/ Blake Welcher
	Name:	Blake Welcher
	Title:	Secretary

MANZANITA SYSTEMS, LLC, a California limited liability company

By:	/s/ Melvin Flanigan
	Name:	Melvin Flanigan
	Title:	Chief Financial Officer

DTS WASHINGTON LLC, a Delaware limited liability company

By:	/s/ Jon Kirchner
	Name:	Jon R. Kirchner
	Title:	Chief Executive Officer

DTS LLC, a Delaware limited liability company

By:	/s/ Melvin Flanigan
	Name:	Melvin Flanigan
	Title:	Chief Financial Officer

PHORUS, INC., a Delaware corporation

By:	/s/ Blake Welcher
	Name:	Blake Welcher
	Title:	Secretary

Acknowledged and Agreed to:
ROYAL BANK OF CANADA, as Administrative Agent

By:	/s/ Yvonne Brazier
	Name:	Yvonne Brazier
	Title:	Manager, Agency